Exhibit 1

FOURTH AMENDED AND RESTATED VOTING AGREEMENT
This FOURTH AMENDED AND RESTATED VOTING AGREEMENT, dated as of February 15, 2018 (this “Agreement”), is by and among the individuals and entities who hold beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”)) of the Shares (as defined below), any other individuals and entities set forth on Schedule A hereto (the foregoing, collectively, the “Stockholders”) and any individual or entity who becomes a party hereto after the date hereof pursuant to Section 8(m) of this Agreement.
WHEREAS, the Stockholders in the aggregate own, or hold the power to direct the vote of, shares of Class A Common Stock, par value $0.001 per share (“Class A Shares”) of Genesis Healthcare, Inc. (f/k/a Skilled Healthcare Group, Inc.), a Delaware corporation (the “Company”) and shares of Class C Common Stock, par value $0.001 per share (“Class C Shares”) of the Company, representing more than fifty percent (50%) of the outstanding voting power of the Company; the number of Class A Shares and Class C Shares owned or beneficially held by each Stockholder as of the date hereof is set forth on Schedule A hereto;
WHEREAS, the number of Class A Shares and Class C Shares owned by each Stockholder or of which each Stockholder holds the power to direct the vote may change from time to time, which changes must be reported by each Stockholder in accordance with the applicable provisions of the Exchange Act; the number of Class A Shares and Class C Shares of which each Stockholder is the owner or otherwise holds the power to direct the vote at any particular future point in time being referred to herein as the “Shares”;
WHEREAS, the Stockholders desire to maintain a group pursuant to which all of their Shares will be voted together as set forth in this Agreement;
WHEREAS, the Stockholders intend for the transactions contemplated by this Agreement to be effective as of the Effective Date (as defined below);
WHEREAS, the Stockholders entered into that certain Voting Agreement, dated as of August 18, 2014 (the “Original Agreement);
WHEREAS, the Stockholders entered into that certain Amended and Restated Voting Agreement, dated as of February 2, 2015 (the “Amended Agreement”) in order to amend certain provisions of the Original Agreement;
WHEREAS, the Stockholders entered into that certain Second Amended and Restated Voting Agreement, dated as of July 29, 2016 (the “Second Amended Agreement”) in order to amend certain provisions of the Amended Agreement; and
WHERAS, the Stockholders entered into that certain Third Amended and Restated Voting Agreement, dated as of July 31, 2017 (the “Third Amended Agreement”) in order to amend and restate certain provisions of the Second Amended Agreement and the Stockholders now wish to amend and restate the Third Amended Agreement as provided herein.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:
Section 1.    Certain Definitions.
“Acquired Shares” means, with respect to any Permitted Transferee, measured as of any date of determination, the number of Shares which such Permitted Transferee beneficially owns or otherwise holds the power to direct the vote of such Shares as a result of a Transfer to such Permitted Transferee effected in accordance with the terms of this Agreement.

“Aggregate Group Ownership Amount” means, as of the date hereof, the aggregate number of Shares which the Stockholders, on a combined basis, beneficially own or otherwise hold the power to direct the vote of such Shares.
“Aggregate Group Ownership Percentage” means, as of the date hereof, a percentage calculated as the product of (i) 100%, multiplied by (ii) a fraction, the numerator of which is equal to the Aggregate Group Ownership Amount and the denominator of which is equal to the aggregate amount of outstanding voting power of the Company, calculated on a fully diluted, as-exchanged and as-converted basis.
“Effective Date” means February 15, 2018.
“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial or administrative or arbitral body or public or private tribunal.
“Immediate Family Member” means, with respect to any Person, (i) the spouse, former spouse, child, step-child, sibling, niece, nephew, parent, grandparent or any lineal descendent (whether by blood or adoption) of such Person, or a parent, grandparent or any lineal descendent (whether by blood or adoption) of such Person’s spouse, (ii) any corporation, partnership or limited liability company all or substantially all of the equity interests in which are owned by a person described in clause (i) above, or (iii) a trust, custodial account or guardianship administered primarily for the benefit of a person described in clause (iii) above.
“Joint Schedule 13D” means that certain joint statement on Schedule 13D filed by the Stockholders with the United States Securities and Exchange Commission on February 12, 2015, as amended by (i) that certain joint statement on Schedule 13D filed by the Stockholders with the United States Securities and Exchange Commission on February 27, 2015, (ii) that certain joint statement on Schedule 13D filed by the Stockholders with the United States Securities and Exchange Commission on July 18, 2016, (iii) that certain joint statement on Schedule 13D filed by the Stockholders with the United States Securities and Exchange Commission on August 1, 2016, (iv) that certain joint statement on Schedule 13D filed by the Stockholders with the United States Securities and Exchange Commission on July 31, 2017, and (v) that certain joint statement on Schedule 13D filed by the Stockholders with the United States Securities and Exchange Commission on or promptly after the Effective Date.
“Lock-Up Expiration Date” means July 31, 2018.
“Percentage Interest” means, with respect to any Permitted Transferee, measured as of any date of determination, a percentage calculated as the product of (i) 100%, multiplied by (ii) a fraction, the numerator of which is equal to the number of Acquired Shares held by such Permitted Transferee and the denominator of which is equal to the Aggregate Group Ownership Amount.

“Permitted Transferee” means, with respect to any Stockholder, (i) to any corporation, partnership or limited liability company all or substantially all of the equity interests in which are owned, directly or indirectly, by (a) such Stockholder, (b) such Stockholder and other Stockholders, or (c) other Stockholders, (ii) to any Immediate Family Member of such Stockholder, or (iii) to any other Stockholder.
“Permitted Transferee Proxy Date” means, with respect to any Permitted Transferee who has executed and delivered a Permitted Transferee Proxy pursuant to Section 3(a) of this Agreement, the date of such Permitted Transferee Proxy.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, unincorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.
“Pre-Transfer Allocation Amount” means, with respect to any Stockholder, measured as of any date of determination during each calendar month after the Effective Date, such Stockholder’s Allocation Amount.
“Pro Rata Portion” means, with respect to any Stockholder, measured as of the date hereof, a percentage calculated as the product of (i) 100%, multiplied by (ii) a fraction, the numerator of which is equal to the number of Shares which such Stockholder beneficially owns or otherwise holds the power to direct the vote of such Shares and the denominator of which is equal to the Aggregate Group Ownership Amount, as set forth on Schedule B hereto.
“Specified Grantors” means, from and after the date hereof, those certain individuals who own Shares of record and have granted a proxy to George V. Hager to vote such Shares.
“Transferable Amount” means, as of the date hereof, the number of Shares equal to the difference between the Aggregate Group Ownership Amount and the Aggregate Group Ownership Amount necessary to maintain the Aggregate Group Ownership Threshold, as set forth on Schedule B hereto.
“Transferor Allocation Amount” means, with respect to any Stockholder who has effected a Transfer pursuant to the terms of this Agreement, measured as of any date of determination following such Transfer during each calendar month after the Effective Date, such Stockholder’s Allocation Amount.
Section 2.    Agreement to Vote.
(a)    The Stockholders shall vote all of their Shares as determined by the Stockholders holding (i) with regard to the election of directors of the Company, a majority of the Shares held by the Stockholders, and (ii) with regard to all other matters, at least seventy-five percent (75%) of the Shares held by the Stockholders, in each case, as determined pursuant to a Stockholder vote solicitation ballot (a “Stockholder Vote Solicitation Ballot”) distributed in advance to the Stockholders by any Person appointed by the Stockholders holding a majority of the Shares held by the Stockholders at such time from time to time in substantially the form attached hereto as Exhibit A.

(b)    If, (i) with regard to any nominee for election as a director, Stockholders holding at least a majority of the Shares held by the Stockholders cannot agree, the Stockholders shall vote all of their Shares against such nominee, and (ii) with regard to all matters other than the election of directors, Stockholders holding at least seventy-five percent (75%) of the Shares held by the Stockholders cannot agree, the Stockholders shall vote all of their Shares against such matter.

Section 3.    Lock-Up; Permitted Transfers.
             (a)    Each Stockholder agrees that such Stockholder shall not, during the period commencing on the Effective Date until the Lock-Up Expiration Date, with respect to all Shares held by such Stockholder as of the date hereof, (i) offer, pledge (other than to a financial institution, insurance company or bank in exchange for borrowed money or other extensions of credit), sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any such Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise (each such transaction, a “Transfer”); provided, however, that each Stockholder may Transfer Shares (x) to one or more Permitted Transferees who, prior to or concurrently with such Transfer, constitute and appoint a then-current Stockholder who is a natural person as the sole and exclusive proxy to vote all such Shares pursuant to an executed proxy in substantially the form attached hereto as Exhibit B (the “Permitted Transferee Proxy”), or (y) to one or more third parties, subject to the terms and conditions set forth in this Section 3 and Section 6 hereof, representing, in each calendar month, up to twenty-five percent (25%) of such Stockholder’s Pro Rata Portion of the Transferable Amount (such amount of Shares, the “Allocation Amount”).

             (b)    Each Stockholder agrees that, during the period commencing on the Effective Date and ending on the Lock-Up Expiration Date, such Stockholder may not Transfer any Shares held by such Stockholder if the effect of such proposed Transfer of Shares would result in the Aggregate Group Ownership Percentage being less than or equal to fifty-one and one-half percent (51.5%) (the “Aggregate Group Ownership Threshold”).

             (c)    Any Transfer of Shares to a Permitted Transferee of a Stockholder effected pursuant to Section 3(a) of this Agreement, which Transfer is otherwise in compliance with the terms of this Agreement, shall be permitted hereunder only if such Permitted Transferee agrees in writing that it shall not, from the Permitted Transferee Proxy Date to the Lock-Up Expiration Date, Transfer any Shares except (i) to one or more Permitted Transferees who, prior to or concurrently with such Transfer, constitute and appoint a then-current Stockholder who is a natural person as the sole and exclusive proxy to vote all such Shares pursuant an executed Permitted Transferee Proxy, or (ii) to one or more third parties, subject to the terms and conditions of this Agreement, representing, in each calendar month, up to twenty-five percent (25%) of such Permitted Transferee’s Percentage Interest of the Transferable Amount (such amount of Shares, the “Transferee Allocation Amount”); provided, that the sum of the Transferor Allocation Amount and the Transferee Allocation Amount may not exceed the Pre-Transfer Allocation Amount of the applicable Stockholder in any calendar month.

             (d)    Each Stockholder acknowledges and agrees that any direct Transfer of Class C Shares effected: (i) in the case of a Transfer to a Permitted Transferee that is a Stockholder, pursuant to clause (x) of the proviso contained in Section 3(a) of this Agreement, or (ii) in the case of a Transfer to a third party, pursuant to clause (y) of the proviso contained in Section 3(a) of this Agreement, in each case, shall be subject to the terms and conditions of Section 2(g)(i) of Article IV of the Company’s Third Amended and Restated Certificate of Incorporation, dated as of February 2, 2015.

             (e)    Each Stockholder agrees to execute and deliver such other agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto.  Each of the Stockholders party hereto agree that the restrictions set forth in this Section 3 are fair and reasonable and in the best interests of the Stockholders.

Section 4.    Controlled Company.
The Stockholders agree and acknowledge that:

             (a)    by virtue of this Agreement, from and after the Effective Date, they are continuing to act as a “group” within the meaning of Section 13(d)(3) of the Exchange Act for the purpose of causing the Company to continue to qualify as a “controlled company” under Section 303A of the New York Stock Exchange Listed Company Manual; and

             (b)    by virtue of the combined voting power of the Stockholders of more than fifty percent (50%) of the total voting power of the Company outstanding as of the Effective Date, the Company will continue, as of the Effective Date, to qualify as a “controlled company” within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual.

Section 5.    Representations and Warranties of the Stockholders.
Each Stockholder represents, warrants and covenants to the other parties hereto as follows:

(a)    Such Stockholder, if not a natural person, (i) is duly organized, validly existing and in good standing under the laws of the state of its organization, and (ii) has duly authorized the execution, delivery and performance of this Agreement;

(b)    (i) Such Stockholder has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith, (ii) such Stockholder has duly executed and delivered this Agreement, and (iii) this Agreement constitutes the valid, legal, binding obligation of such Stockholder;

(c)    Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by such Stockholder, (i) will conflict with or result in a breach of any of the terms, conditions or provisions of such party’s organizational documents, if any, (ii) conflict with or result in a breach of any agreement or instrument to which such Stockholder is now a party or by which he, she or it (or any of his, her or its properties) is bound, or (iii) result in the violation of any law, rule, regulation, order, judgment or decree to which such party (or any of his, her or its properties) is bound; and

(d)    Such Stockholder will be, as of the Effective Date, the owner of record of or otherwise hold the power to direct the vote of the number of Shares set forth on Schedule A hereto opposite the name of such Stockholder, and that such Stockholder will have, as of the Effective Date, full power and authority to vote the Shares set forth opposite his, her or its name on Schedule A hereto.

Section 6.    Covenants of the Stockholders.
(a)    Each Stockholder hereby covenants that, prior to effectuating any Transfer of Shares (a “Proposed Transfer”) during the period from the Effective Date to the Lock-Up Expiration Date, such Stockholder (any such Stockholder a “Transferring Stockholder”) will provide two (2) business days’ written notice (a “Transfer Notice”) to the Company and each of the other Stockholders.  Each such Transfer Notice shall specify the total number of Class A Shares and/or Class C Shares which such Transferring Stockholder seeks to Transfer pursuant to the Proposed Transfer.  If the Proposed Transfer will cause the Aggregate Group Ownership Threshold to exceed the Aggregate Group Ownership Percentage, then such Proposed Transfer shall be prohibited and each Stockholder hereby covenants not to effect or seek to effect such Proposed Transfer in accordance with the terms of this Agreement (each such Transfer, a “Prohibited Transfer”).  If a Prohibited Transfer is effected, such Prohibited Transfer shall be null and void and of no force or effect in transferring any direct or indirect interest in the Shares.  Each Stockholder further agrees that any Transfer effected in accordance with the terms and conditions of this Agreement shall be effected in compliance with applicable law and, with respect to each Stockholder that is a member of the board of directors of the Company or an employee of the Company, the Company’s Insider Trading Policy.  In the event of any Transfer of Shares in accordance with the terms of this Agreement, each Stockholder authorizes Steven E. Fishman to update Schedule A accordingly.

(b)    As required by applicable law, each Stockholder agrees, with the other Stockholders, to file any required amendments to the Joint Schedule 13D with the Securities and Exchange Commission promptly following execution of this Agreement, promptly upon termination of this Agreement as to any or all parties hereto and at such other times as may be required by applicable law, and agrees that any such amendments shall be filed on behalf of such party without the necessity of any further agreement. Each Stockholder acknowledges that such party shall be responsible for the timely filing of such amendments and the completeness and accuracy of the information concerning such Stockholder contained therein, but shall not be responsible for the completeness and accuracy of the information concerning other Stockholders, except to the extent that such Stockholder knows or has reason to believe that such information is inaccurate.

Section 7.    Termination.
(a)    This Agreement shall automatically terminate and be of no further force or effect upon the earliest to occur of (i) any such time that the number of Shares remaining subject to this Agreement represent, for a period of five (5) consecutive business days, less than fifty percent (50%) of the outstanding voting power of the Company, (ii) the written consent of Stockholders holding a majority of the Shares held by all Stockholders, and (iii) the Lock-Up Expiration Date.

(b)    This Agreement shall terminate as to any Stockholder at such time as such Stockholder ceases to own or otherwise hold the power to direct the vote of any Shares.

(c)    Upon termination of this Agreement, none of the Stockholders shall have any further obligation or liability hereunder, except as required under Section 6(b) hereof.  This provision shall survive termination of this Agreement.

Section 8.    Miscellaneous.
(a)    Further Assurances. Each Stockholder shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Without limiting the generality of the foregoing, none of the Stockholders shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such agreement or arrangement would conflict with this Agreement.
                                     (b)    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), by e-mail of a .pdf attachment (for which a confirmation email is obtained), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	If to a Stockholder, at such Stockholder's address as set forth on the signature pages hereto.

(ii)	If to the Company, to: 101 East State Street Kennett Square, PA 19348 Attention: Law Department — lawdepartment@genesishcc.com with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, NW Washington, DC 20005

	Attention:	Jeremy London Neil Rock Richard Oliver

(c)    Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except by an instrument in writing signed by each Stockholder.

(d)   Successors and Assigns; Acquisitions and Transfers. The provisions of this Agreement shall survive the death, incapacity or dissolution of each Stockholder and any obligation of such Stockholder shall be binding upon the heirs, personal representatives, successors and permitted assigns of such Stockholder.

(e)    Entire Agreement. This Agreement embodies the entire agreement and understanding among the Stockholders relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

(f)    Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.

(g)    No Waiver. The failure of any Stockholder to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Stockholder with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(h)    No Third Party Beneficiaries. This Agreement is for the sole benefit of, shall be binding upon, and may be enforced solely by the Stockholders, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever.

(i)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the Stockholders.

(j)    Governing Law. This Agreement and all disputes arising out of or relating to this Agreement, its subject matter, the performance by the parties of their respective obligations hereunder or the claimed breach hereof, whether in tort, contract or otherwise, shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of laws.

(k)    Specific Performance.  Each Stockholder hereby acknowledges and agrees that each other Stockholder would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance, breach or threatened breach of this Agreement by any Stockholder could not be adequately compensated by monetary damages alone and that the other Stockholders would not have any adequate remedy at law.  Accordingly, each Stockholder shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek and obtain (a) enforcement of any provision of this Agreement by a decree or order of specific performance, and (b) a temporary, preliminary and/or permanent injunction to prevent breaches or threatened breaches of any provisions of this Agreement without posting any bond or undertaking.  Each Stockholder further agrees it shall not object to the granting of injunctive or other equitable relief on the basis that there exists adequate remedy at law. Each Stockholder hereby expressly further waives (i) any defense in any action for specific performance that a remedy at law would be adequate or that an award of specific performance is not an appropriate remedy for any reason at law or in equity, and (ii) any requirement under any Law to post security as a prerequisite to obtaining equity relief.  Each Stockholder hereby agrees that the other Stockholders’ initial choice of remedy will be to seek specific performance of this Agreement in accordance with its terms. If a court of competent jurisdiction denies such relief, a non-breaching Stockholder may seek alternative remedies, including damages in the same or another proceeding.

(l)     Termination of the Third Amended Agreement.  The Stockholders hereby agree that, as of the Effective Date, the Third Amended Agreement is terminated in its entirety and of no further force and effect.

(m)   Joinder for Certain Replacement Proxyholder(s). The Stockholders hereby agree that, from and after the Effective Date, one or more individuals who have been appointed by the Specified Grantors as the “Replacement Proxyholder” in accordance with the terms of the proxies granted to George V. Hager by the Specified Grantors, shall, to the extent not already a party hereto, join this Agreement as Stockholders, effective upon each such individual’s execution of a counterpart signature hereto.

[Signature Pages Immediately Follow]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.
MIDWAY GEN CAPITAL, LLC

	By:	/s/ Robert Hartman
Name: Robert Hartman Title: Manager

Address:		Robert Hartman 6633 N. Lincoln Avenue Lincolnwood, IL 60712 Telephone: 847-676-2122 Email: rhartman@mwcpartners.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

ROBERT AND DEBRA F. HARTMAN FAMILY TRUST

	By:	/s/ Debra F. Hartman
Name: Debra F. Hartman Title: Trustee

Address:		6633 N. Lincoln Avenue Lincolnwood, IL 60712 Attn: Robert Hartman Telephone: 847-676-2122 Email: rhartman@mwcpartners.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

/s/ Robert Hartman
ROBERT HARTMAN

Address:	Robert Hartman 6633 N. Lincoln Avenue Lincolnwood, IL 60712 Telephone: 847-676-2122 Email: rhartman@mwcpartners.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SENIOR CARE GENESIS, LLC By: Senior Care Development, LLC, its manager

	By:	/s/ David Reis
Name: David Reis Title: Managing Member

Address:		500 Mamaroneck Avenue, Suite 406 Harrison, NY 10528 Attn: David Reis Email: dreis@seniorcaredevelopment.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

/s/ David Reis
DAVID REIS

Address:	500 Mamaroneck Avenue, Suite 406 Harrison, NY 10528 Email: dreis@seniorcaredevelopment.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

HCCF MANAGEMENT GROUP XI, LLC

	By:	/s/ Arnold Whitman
Name: Arnold Whitman Title: Sole Member

Address:		3500 Lenox Rd. NE, Suite 510 Atlanta, GA 30326 Attn: Arnold Whitman Telephone: 770-530-7584 Email: awhitman@formationcapital.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

HCCF MANAGEMENT GROUP, INC.

	By:	/s/ Arnold Whitman
Name: Arnold Whitman Title: President

Address:		3500 Lenox Rd. NE, Suite 510 Atlanta, GA 30326 Attn: Arnold Whitman Telephone: 770-530-7584 Email: awhitman@formationcapital.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

/s/ Arnold M. Whitman
ARNOLD M. WHITMAN

Address:	3500 Lenox Rd. NE, Suite 510 Atlanta, GA 30326 Telephone: 770-530-7584 Email: awhitman@formationcapital.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

FC PROFIT SHARING, LLC

	By:	/s/ Steven Fishman
Name: Steven Fishman Title: President

Address:		c/o Formation Capital, LLC 1671 JFK Boulevard, Suite 545 Philadelphia, PA 19103 Attn: Steven Fishman Telephone: 267-763-5000 Email: sfishman@formationcapital.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

ZAC PROPERTIES XI, LLC

	By:	/s/ Steven Fishman
Name: Steven Fishman Title: Managing Member

Address:		c/o Formation Capital, LLC 1671 JFK Boulevard, Suite 545 Philadelphia, PA 19103 Attn: Steven Fishman Telephone: 267-763-5000 Email: sfishman@formationcapital.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

/s/ Steven E. Fishman
STEVEN E. FISHMAN

Address:	c/o Formation Capital, LLC 1671 JFK Boulevard, Suite 545 Philadelphia, PA 19103 Telephone: 267-763-5000 Email: sfishman@formationcapital.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

BIRET OPERATING LLC

	By:	/s/ Isaac Neuberger
Name: Isaac Neuberger Title: Manager

Address:		One South Street, 27th Floor Baltimore, MD 21202 Attn: Isaac Neuberger Facsimile: 410-332-8511 Telephone: 410-332-8510 Email: IMN@NQGRG.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

GRANDVIEW INVESTORS LLC

	By:	/s/ Isaac Neuberger
Name: Isaac Neuberger Title: Manager

Address:		One South Street, 27th Floor Baltimore, MD 21202 Attn: Isaac Neuberger Facsimile: 410-332-8511 Telephone: 410-332-8510 Email: IMN@NQGRG.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

MAX MOXI LLC

	By:	/s/ Isaac Neuberger
Name: Isaac Neuberger Title: Manager

Address:		One South Street, 27th Floor Baltimore, MD 21202 Attn: Isaac Neuberger Facsimile: 410-332-8511 Telephone: 410-332-8510 Email: IMN@NQGRG.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

GRFC GAZELLE LLC

	By:	/s/ Isaac Neuberger
Name: Isaac Neuberger Title: Manager

Address:		One South Street, 27th Floor Baltimore, MD 21202 Attn: Isaac Neuberger Facsimile: 410-332-8511 Telephone: 410-332-8510 Email: IMN@NQGRG.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

GAZELLE RIVERSIDE LLC

	By:	/s/ Isaac Neuberger
Name: Isaac Neuberger Title: Manager

Address:		One South Street, 27th Floor Baltimore, MD 21202 Attn: Isaac Neuberger Facsimile: 410-332-8511 Telephone: 410-332-8510 Email: IMN@NQGRG.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

GAZELLE LIGHT LLC

	By:	/s/ Isaac Neuberger
Name: Isaac Neuberger Title: Manager

Address:		One South Street, 27th Floor Baltimore, MD 21202 Attn: Isaac Neuberger Facsimile: 410-332-8511 Telephone: 410-332-8510 Email: IMN@NQGRG.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

GAZELLE HERNE HILL LLC

	By:	/s/ Isaac Neuberger
Name: Isaac Neuberger Title: Manager

Address:		One South Street, 27th Floor Baltimore, MD 21202 Attn: Isaac Neuberger Facsimile: 410-332-8511 Telephone: 410-332-8510 Email: IMN@NQGRG.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

L GEN ASSOCIATES

	By:	/s/ Isaac Neuberger
Name: Isaac Neuberger Title: Manager

Address:		One South Street, 27th Floor Baltimore, MD 21202 Attn: Isaac Neuberger Facsimile: 410-332-8511 Telephone: 410-332-8510 Email: IMN@NQGRG.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

GAZELLE SING LLC

	By:	/s/ Isaac Neuberger
Name: Isaac Neuberger Title: Manager

Address:		One South Street, 27th Floor Baltimore, MD 21202 Attn: Isaac Neuberger Facsimile: 410-332-8511 Telephone: 410-332-8510 Email: IMN@NQGRG.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

GAZELLE COSTA BRAZIL LLC

	By:	/s/ Isaac Neuberger
Name: Isaac Neuberger Title: Manager

Address:		One South Street, 27th Floor Baltimore, MD 21202 Attn: Isaac Neuberger Facsimile: 410-332-8511 Telephone: 410-332-8510 Email: IMN@NQGRG.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

DREYK LLC

	By:	/s/ Isaac Neuberger
Name: Isaac Neuberger Title: Manager

Address:		One South Street, 27th Floor Baltimore, MD 21202 Attn: Isaac Neuberger Facsimile: 410-332-8511 Telephone: 410-332-8510 Email: IMN@NQGRG.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

GHC CLASS B LLC

	By:	/s/ Isaac Neuberger
Name: Isaac Neuberger Title: Manager

Address:		One South Street, 27th Floor Baltimore, MD 21202 Attn: Isaac Neuberger Facsimile: 410-332-8511 Telephone: 410-332-8510 Email: IMN@NQGRG.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SING INVESTMENTS LLC

	By:	/s/ Isaac Neuberger
Name: Isaac Neuberger Title: Manager

Address:		One South Street, 27th Floor Baltimore, MD 21202 Attn: Isaac Neuberger Facsimile: 410-332-8511 Telephone: 410-332-8510 Email: IMN@NQGRG.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

LARTS INVESTMENTS LLC

	By:	/s/ Isaac Neuberger
Name: Isaac Neuberger Title: Manager

Address:		One South Street, 27th Floor Baltimore, MD 21202 Attn: Isaac Neuberger Facsimile: 410-332-8511 Telephone: 410-332-8510 Email: IMN@NQGRG.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

/s/ George V. Hager
GEORGE V. HAGER

Address:	Genesis Healthcare, Inc. 101 East State Street Kennett Square, PA 19348 Attn: George V. Hager Telephone: 610-444-6350 Email: G.Hager@GenesisHCC.com

[Signature Page to Fourth Amended and Restated Voting Agreement]

SCHEDULE A
COMPANY STOCK OWNERSHIP
(As of February 15, 2018)

Stockholder	Number of Shares of Class A Stock	Number of Shares of Class C Stock	Total Number of Shares of Class A Stock and Class C Stock	Approximate Aggregate Voting Control %
HCCF Management Group XI, LLC	6,937,750	15,728,885	22,666,635	14.22%
HCCF Management Group, Inc.	1,003,512	2,289,361	3,292,873	2.07%
Arnold M. Whitman	71,302	0	71,302	0.04%
Steven E. Fishman	1,060,734	2,283,476	3,344,210	2.10%
ZAC Properties XI, LLC	3,969,584	9,056,014	13,025,598	8.17%
FC Profit Sharing, LLC	501,815	1,144,815	1,646,630	1.03%
Biret Operating LLC	172,384	393,269	565,653	0.35%
Grandview Investors LLC	63,302	144,413	207,715	0.13%
Max Moxi LLC	67,977	155,079	223,056	0.14%
GRFC Gazelle LLC	139,218	317,604	456,822	0.29%
Gazelle Riverside LLC	346,164	789,722	1,135,886	0.71%
Gazelle Light LLC	704,228	1,606,591	2,310,819	1.45%
Gazelle Herne Hill LLC	446,112	0	446,112	0.28%
L Gen Associates	3,108,181	0	3,108,181	1.95%
Gazelle Sing LLC	2,486,517	0	2,486,517	1.56%
Gazelle Costa Brazil LLC	621,644	0	621,664	0.39%
Dreyk LLC	1,028,413	2,346,169	3,374,582	2.12%
GHC Class B LLC	779,766	849,619	1,629,385	1.02%
Sing Investments LLC	74,142	0	74,142	0.05%
Larts Investments LLC	74,142	0	74,142	0.05%
George Hager1	2,982,471	3,019,041	6,001,512	3.76%
Senior Care Genesis, LLC	3,594,174	8,304,420	11,898,594	7.46%
David Reis	19,802	0	19,802	0.01%
Midway Gen Capital, LLC	1,190,955	2,716,984	3,907,939	2.45%
Robert Hartman2	882,524	1,639,657	2,522,181	1.58%
Robert and Debra F. Hartman Family Trust	243,904	556,430	800,334	0.50%

Total	32,570,737	53,341,549	85,912,286	53.88%

1   Includes 1,750,222 shares of Class A Stock and 2,126,638 shares of Class C Stock, the power to direct the vote of which is held by proxy granted by the former members of GEN Management, LLC and GEN Management Investors, LLC.
2   Includes 822,722 shares of Class A Stock and 1,639,657 shares of Class C Stock, the power to direct the vote of which is held by proxy granted by the former members of MCP Genesis, LLC.

SCHEDULE B
PRO RATA PORTION AND TRANSFERABLE AMOUNT
(As of February 15, 2018)

Stockholder	Pro Rata Portion	Transferable Amount
HCCF Management Group XI, LLC	26.38%	1,001,864
HCCF Management Group, Inc.	3.83%	145,545
Arnold M. Whitman	0.08%	3,152
Steven E. Fishman	3.89%	147,814
ZAC Properties XI, LLC	15.16%	575,731
FC Profit Sharing, LLC	1.92%	72,781
Biret Operating LLC	0.66%	25,002
Grandview Investors LLC	0.24%	9,181
Max Moxi LLC	0.26%	9,859
GRFC Gazelle LLC	0.53%	20,192
Gazelle Riverside LLC	1.32%	50,206
Gazelle Light LLC	2.69%	102,138
Gazelle Herne Hill LLC	0.52%	19,718
L Gen Associates	3.62%	137,381
Gazelle Sing LLC	2.89%	109,904
Gazelle Costa Brazil LLC	0.72%	27,478
Dreyk LLC	3.93%	149,156
GHC Class B LLC	1.90%	72,019
Sing Investments LLC	0.09%	3,277
Larts Investments LLC	0.09%	3,277
George Hager1	6.98%	265,266
Senior Care Genesis, LLC	13.85%	525,917
David Reis	0.02%	875
Midway Gen Capital, LLC	4.55%	172,731
Robert Hartman2	2.94%	111,480
Robert and Debra F. Hartman Family Trust	0.93%	35,375

Total	100%	3,797,317

[1]
Includes 1,750,222 shares of Class A Stock and 2,126,638 shares of Class C Stock, the power to direct the vote of which is held by proxy granted by the former members of GEN Management, LLC and GEN Management Investors, LLC.  Includes (i) a Pro Rata Portion equal to 2.47%, and (ii) a transferable amount equal to 93,909 Shares in respect of shares of Class A Stock and shares of Class C Stock held by Mr. Hager.

[2]
Includes 822,722 shares of Class A Stock and 1,639,657 shares of Class C Stock, the power to direct the vote of which is held by proxy granted by the former members of MCP Genesis, LLC.  Includes (a) a Pro Rata Portion equal to 0.07%, and (ii) a transferable amount equal to 2,643 Shares in respect of shares of Class A Stock held by Mr. Hartman.

EXHIBIT A

Form of Stockholder Vote Solicitation Ballot

[see attached]

VOTING GROUP BALLOT*

Voting Group Member: ____________________

Class A Shares: __________________________

Class C Shares: __________________________

1.	Election of Directors	☐ For All ☐ Withhold All ☐ For All Except
01 [Name of Director Nominee]
02 [Name of Director Nominee]
03 [Name of Director Nominee]
04 [Name of Director Nominee]

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) here:

_______________________________

1.	[Description of matter to be voted upon.]	☐ For ☐ Against ☐ Abstain

2.	[Description of matter to be voted upon.]	☐ For ☐ Against ☐ Abstain

By his, her or its execution hereof, the undersigned hereby agrees to vote as indicated above on each of these proposals at the 20[ ] Annual Meeting of Stockholders of Genesis Healthcare, Inc.

[VOTING GROUP MEMBER]

By: ______________________
Name:____________________
Title:_____________________

* For internal voting group use only.  This ballot is not a proxy.

EXHIBIT B
Form of Permitted Transferee Proxy
[see attached]

Proxy

The undersigned hereby constitutes and appoints [current Stockholder who is an individual] (the “Proxyholder”), with full power of substitution and re-substitution, as the sole and exclusive proxy for and in the name, place and stead of such holder, to vote all shares of Class A Common Stock, $0.001 par value (“Class A Common Stock”) and Class C Common Stock, $0.001 par value (“Class C Common Stock” and, together with shares of Class A Common Stock collectively, the “Shares”), of Genesis Healthcare, Inc., a Delaware corporation (the “Company”), that such undersigned is now entitled to vote (or give consent) at any and all meetings, annual or special, of stockholders of the Company or any adjournments thereof which may be held hereafter, and to execute any written consent of stockholders of the Company in lieu of any such meeting with respect to such Shares, all in accordance with the terms of the Fourth Amended and Restated Voting Agreement, dated as of February 15, 2018, by and among the Proxyholder and certain other holders of the Shares party thereto (the “Voting Agreement”). THIS PROXY IS IRREVOCABLE.  All capitalized terms used but not defined in this proxy shall have the meaning ascribed to such terms set forth on Annex A hereto.

The undersigned hereby revokes, effective upon the execution and delivery of this proxy, all other proxies and powers of attorney with respect to the Shares that such holder may have heretofore appointed or granted.  The undersigned agrees that no subsequent proxy or power of attorney (except in furtherance of such holder’s obligations hereunder) shall be given with respect to the Shares by such holder so long as such holder’s Shares are subject to this proxy or the Voting Agreement. The proxy granted hereunder is indefinite and shall terminate upon the earlier of [(i) such time as the undersigned ceases to own any Shares, (ii) the Replacement Proxy Effective Time, and (iii) the termination of the Voting Agreement]1 [(i) such time as the undersigned is no longer employed with the Company (or its subsidiaries or affiliates), (ii) the Interim Proxy Effective Time, and (iii) the termination of the Voting Agreement]2.  All authority conferred herein shall survive the death or incapacity of the undersigned and any obligation of such undersigned shall be binding upon the heirs, personal representatives and successors of such holder.  The undersigned agrees that, upon [such time as the death or incapacity of the Proxyholder]3 [such time as either the Proxyholder is no longer employed with the Company (or its subsidiaries or affiliates) or the death or incapacity of the Proxyholder]4, [(x) the undersigned shall promptly constitute and appoint the then-current chairperson of the board of directors of the Company as the sole and exclusive proxy to vote the undersigned’s Shares pursuant to an executed proxy in substantially the form hereof (the “Interim Proxy Effective Time”), (y) the Grantors shall, promptly following the Interim Proxy Effective Time, select a Replacement Proxyholder to be appointed by the vote of Grantors holding a plurality of Shares held by the Grantors at such time (the “Replacement Proxyholder Selection”), and (z) the undersigned shall, promptly following the Replacement Proxyholder Selection, constitute and appoint such Replacement Proxyholder as the sole and exclusive proxy to vote the undersigned’s Shares pursuant to an executed proxy in substantially the form hereof.
_______________________________

1 Note: Applicable language for proxy granted by non-employee Stockholder.
2 Note: Applicable language for proxy granted by employee Stockholder.
3 Note: Applicable language for proxy granted by non-employee Stockholder.
4 Note: Applicable language for proxy granted by employee Stockholder.

Upon such selection, the Replacement Proxyholder shall become a party to the Voting Agreement in accordance with Section 8(m) thereof]5 [(x) the undersigned shall promptly select a Replacement Proxyholder (the “Replacement Proxyholder Selection”), and (y) the undersigned shall, promptly following the Replacement Proxyholder Selection (the “Replacement Proxy Effective Time”), constitute and appoint such Replacement Proxyholder as the sole and exclusive proxy to vote the undersigned’s Shares pursuant to an executed proxy in substantially the form hereof]6.
    The undersigned agrees not to, during the period commencing on the Effective Date until the Lock-Up Expiration Date, (i) offer, pledge (other than to a financial institution, insurance company or bank in exchange for borrowed money or other extensions of credit), sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise (each such transaction, a “Transfer”); provided, however, that the undersigned may Transfer Shares (x) to a Permitted Transferee of the undersigned who, prior to or concurrently with such Transfer, constitutes and appoints a then-current Stockholder who is an individual as the sole and exclusive proxy to vote all such Shares pursuant to an executed proxy in substantially the form hereof, or (y) to one or more third parties, subject to the terms and conditions of this paragraph and the paragraph immediately below, representing, in each calendar month, up to twenty-five percent (25%) of the undersigned’s Pro Rata Portion of the Transferable Amount (such amount of Shares, the undersigned’s “Allocation Amount”).  The undersigned further agrees that, during the period commencing on the Effective Date and ending on the Lock-Up Expiration Date, the undersigned may not Transfer any Shares if the effect of such proposed Transfer of Shares would result in the Aggregate Group Ownership Percentage being less than or equal to fifty-one and one-half percent (51.5%) (the “Aggregate Group Ownership Threshold”).  The undersigned further agrees that any direct Transfer of shares of Class C Common Stock effected (i) in the case of a Transfer to a Permitted Transferee, pursuant to clause (x) of this paragraph, or (ii) in the case of a Transfer to a third party, pursuant to clause (y) of this paragraph, in each case, shall be subject to the terms and conditions of Section 2(g)(i) of Article IV of the Company’s Fourth Amended and Restated Certificate of Incorporation, dated as of February 2, 2015.

The undersigned hereby agrees that, prior to effectuating any Transfer of Shares (a “Proposed Transfer”) during the period from the Effective Date to the Lock-Up Expiration Date, the undersigned will provide three (3) business days’ written notice (a “Transfer Notice”) to the Proxyholder (who shall provide written notice thereof to the Company and the Stockholders) and the Company.  Each such Transfer Notice shall specify the total number of Shares which the undersigned seeks to Transfer pursuant to the Proposed Transfer.  Each such Transfer Notice shall be deemed duly given if delivered by e-mail to the Proxyholder and the Company at the addresses set forth on Annex B hereto.  If the Proposed Transfer will cause the Aggregate Group Ownership Threshold to exceed the Aggregate Group Ownership Percentage, then such Proposed Transfer shall be prohibited and the undersigned hereby covenants not to effect or seek to effect such Proposed Transfer (each such Transfer, a “Prohibited Transfer”).  If a Prohibited Transfer is effected, such Prohibited Transfer shall be null and void and of nor force or effect in transferring any direct or indirect interest in the Shares.  The undersigned further agrees that any Transfer effected pursuant to the immediately preceding paragraph shall be effected in compliance with applicable law [and in accordance with the Company’s Insider Trading Policy]7.
____________________________________________

5 Note: Applicable language for proxy granted by employee Stockholder.
6 Note:  Applicable language for proxy granted by non-employee Stockholder.

The undersigned hereby agrees that, prior to effectuating any Transfer of Shares (a “Proposed Transfer”) during the period from the Effective Date to the Lock-Up Expiration Date, the undersigned will provide three (3) business days’ written notice (a “Transfer Notice”) to the Proxyholder (who shall provide written notice thereof to the Company and the Stockholders) and the Company.  Each such Transfer Notice shall specify the total number of Shares which the undersigned seeks to Transfer pursuant to the Proposed Transfer.  Each such Transfer Notice shall be deemed duly given if delivered by e-mail to the Proxyholder and the Company at the addresses set forth on Annex B hereto.  If the Proposed Transfer will cause the Aggregate Group Ownership Threshold to exceed the Aggregate Group Ownership Percentage, then such Proposed Transfer shall be prohibited and the undersigned hereby covenants not to effect or seek to effect such Proposed Transfer (each such Transfer, a “Prohibited Transfer”).  If a Prohibited Transfer is effected, such Prohibited Transfer shall be null and void and of nor force or effect in transferring any direct or indirect interest in the Shares.  The undersigned further agrees that any Transfer effected pursuant to the immediately preceding paragraph shall be effected in compliance with applicable law [and in accordance with the Company’s Insider Trading Policy]7.

 The undersigned acknowledges and agrees that any Transfer of Shares to a Permitted Transferee of the undersigned, which Transfer is otherwise in compliance with the terms of the immediately preceding two paragraphs, shall be permitted only if such Permitted Transferee agrees that it shall not, from the Permitted Transferee Proxy Date to the Lock-Up Expiration Date, Transfer any Shares; provided, however, that such Permitted Transferee may Transfer Shares either (i) to one or more Permitted Transferees who, prior to or concurrently with such Transfer, constitutes and appoints a then-current Stockholder who is an individual as the sole and exclusive proxy to vote all such Shares pursuant to an executed proxy in substantially the form hereof, or (ii) to one or more third parties, subject to the terms and conditions of the immediately preceding two paragraphs, representing, in each calendar month, up to twenty-five percent (25%) of such Permitted Transferee’s Percentage Interest of the Transferable Amount (such amount of Shares, the “Transferee Allocation Amount”); provided, that the sum of the Transferor Allocation Amount and the Transferee Allocation Amount may not exceed the Pre-Transfer Allocation Amount of the applicable Stockholder in any calendar month. The undersigned further agrees that any Transfer of Shares to a Permitted Transferee of the undersigned, which Transfer is otherwise in compliance with the terms of the immediately preceding two paragraphs, shall be permitted only if such Permitted Transferee agrees not to, during the period commencing on the Permitted Transferee Proxy Date and ending on the Lock-Up Expiration Date, Transfer any Shares if the effect of such proposed Transfer of Shares would result in the Aggregate Group Ownership Percentage being less than or equal to the Aggregate Group Ownership Threshold.

[Signature page immediately follows]

_____________________________________

7 Note: Applicable language for proxy granted by employee Stockholder.

Executed this _____ day of _____________, 2018

By: _____________________
Name:

ANNEX A

“Acquired Shares” means, with respect to any Permitted Transferee, measured as of any date of determination, the number of Shares which such Permitted Transferee beneficially owns or otherwise holds the power to direct the vote of such Shares as a result of a Transfer to such Permitted Transferee effected in accordance with the terms of this proxy.
“Aggregate Group Ownership Amount” means, as of February 15, 2018, the aggregate number of Shares which the Stockholders, on a combined basis, beneficially own or otherwise hold the power to direct the vote of such Shares, equal to 85,912,286 Shares.
“Aggregate Group Ownership Percentage” means a percentage, measured as February 15, 2018, calculated as the product of (i) 100%, multiplied by (ii) a fraction, the numerator of which is equal to the Aggregate Group Ownership Amount and the denominator of which is equal to the aggregate amount of outstanding voting power of the Company, calculated on a fully diluted, as-exchanged and as-converted basis.
“Effective Date” means February 15, 2018.
“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial or administrative or arbitral body or public or private tribunal.
“Immediate Family Member” means, with respect to any Person, (i) the spouse, former spouse, child, step-child, sibling, niece, nephew, parent, grandparent or any lineal descendent (whether by blood or adoption) of such Person, or a parent, grandparent or any lineal descendent (whether by blood or adoption) of such Person’s spouse, (ii) any corporation, partnership or limited liability company all or substantially all of the equity interests in which are owned by a person described in clause (i) above, or (iii) a trust, custodial account or guardianship administered primarily for the benefit of a person described in clause (iii) above.
“Lock-Up Expiration Date” means July 31, 2018.
“Percentage Interest” means, with respect to any Permitted Transferee, measured as of any date of determination, a percentage calculated as the product of (i) 100%, multiplied by (ii) a fraction, the numerator of which is equal to the number of Acquired Shares of such Permitted Transferee and the denominator of which is equal to the Aggregate Group Ownership Amount.
“Permitted Transferee” means with respect to the undersigned, (i) to any corporation, partnership or limited liability company all or substantially all of the equity interests in which are owned, directly or indirectly, by the undersigned, (ii) to any Immediate Family Member of the undersigned, or (iii) to any Stockholder.
“Permitted Transferee Proxy Date” means, with respect to any Permitted Transferee who has executed and delivered a proxy in substantially the form hereof, the date of such proxy.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, unincorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.
“Pre-Transfer Allocation Amount” means, with respect to any Stockholder, measured as of any date of determination during each calendar month after the Effective Date, such Stockholder’s Allocation Amount.
“Pro Rata Portion” means, with respect to the undersigned and measured as of the date hereof, a percentage calculated as the product of (i) 100%, multiplied by (ii) a fraction, the numerator of which is equal to the number of Shares which the undersigned beneficially owns or otherwise holds the power to direct the vote of such Shares and the denominator of which is equal to the Aggregate Group Ownership Amount.
“Replacement Proxyholder” means, as of any date following the death or incapacity of the Proxyholder, a then-current Stockholder who is an individual selected by the undersigned.
“Stockholders” means, as of any date, the individuals and entities party to the Voting Agreement.

“Transferable Amount” means 3,797,317 Shares.

“Transferor Allocation Amount” means, with respect to the undersigned, measured as of any date of determination following a Transfer effected by the undersigned during each calendar month after the Effective Date, the undersigned’s Allocation Amount.

ANNEX B

Notices

a)	To the Proxyholder:

[Name of Proxyholder]
    [Address Line 1]
    [Address Line 2]
[Email Address]

b)	To the Company:

    101 East State Street
    Kennett Square, PA 19348
    Attention: Law Department — lawdepartment@genesishcc.com

c)	And with a copy to:

    Fried, Frank, Harris, Shriver & Jacobson LLP
    One New York Plaza
    New York, NY 10004
    Attention:  Steven Epstein Steven.Epstein@friedfrank.com; and
    Matthew V. Soran Matthew.Soran@friedfrank.com